UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2015

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Ascent Capital Group, Inc. (the “Company”) annual meeting of stockholders held on May 29, 2015, the following three proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to re-elect Charles Y. Tanabe and Carl E. Vogel as members of the board of directors, (2) a proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015 (the "Auditor Ratification Proposal") and (3) proposal to adopt the Company's 2015 Omnibus Incentive Plan (the "Incentive Plan Proposal") as described in the related definitive proxy statement. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal, are set forth below.

Proposal No. 1 - The Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Charles Y. Tanabe	14,358,882	145,038	1,444,687

Carl E. Vogel	12,462,352	2,041,568	1,444,687

Accordingly, both Mr. Tanabe and Mr. Vogel were re-elected to the Company’s board of directors.

Proposal No. 2 - The Auditor Ratification Proposal

Votes For	Votes Against	Abstentions
15,921,915	17,347	9,345

Accordingly, the Auditor Ratification Proposal was approved.

Proposal No. 3 - The Incentive Plan Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,075,418	3,098,953	329,549	1,444,687

Accordingly, the Incentive Plan Proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

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